EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-210909, 333-208070, 333-128953, 333-12473, 333-66781, 333-88373, 333-51294, 333-110650, 333-119272, 333-175388, 333-169673, 333-147587, and 333-128953), of Rennova Health, Inc. of our reports dated April 15, 2015 and April 19, 2016 and May 16, 2016 relating to the consolidated financial statements as of and for the years ended December 31, 2014 and 2015 which appear in this Form 10-K/A.

/s/ Green & Company, CPAs

Green & Company, CPAs

Temple Terrace, FL

May 17, 2016